Exhibit 99

Lockheed Martin Corporation

6801 Rockledge Drive Bethesda, MD 20817

Telephone 3018976000

LOCKHEED MARTIN

Executive Retention Agreement

The purpose of this agreement between Lockheed Martin Corporation Aeronautics Company (the “Business Unit”) and Ralph D. Heath (the “Executive”) is to provide for continuity of management and the success of business operations for a major program by ensuring the commitment of the Executive to continue to serve the Business Unit diligently for a three-year period. The retention payment herein provided is intended to be consideration for the successful performance and satisfaction of the criteria set forth in Paragraph 2 by the personal services of the Executive.

1. Term of Agreement

This agreement will be in effect from the date of execution through July 1, 2006, unless terminated earlier in accordance with Paragraph 5 or 6.

2. Criteria for Retention Payment

The executive will be eligible for payments under this agreement if:

•	The Executive remains employed at the Business Unit (or at the discretion of the Corporation, at another Lockheed Martin Business Area/Unit) through July 1, 2005, for the first payment, and through July 1, 2006, for the second payment.

•	The Executive devotes full effort and diligence to the operation and successful performance of the FA-22 Program, and to the execution of other Business Unit objectives as may be assigned by the Lockheed Martin Executive Vice President - Aeronautics Company.

3. Amount of Retention Payment

The retention payment under this agreement will be $400,000. This payment is in addition to the Executive’s continued participation in the Corporation’s annual bonus and long-term incentive programs.

Key Executive Retention Agreement

4. Payment of Retention Amount

The retention payment under this agreement shall be paid in two installments. The first installment will be $150,000 and will be payable within 30 days after July 1, 2005, or within 60 days of notice of termination if the executive becomes eligible for a payment under Paragraph 5. The second installment will be $250,000 and will be payable within 30 days after July 1, 2006, or within 60 days of notice of termination if the Executive becomes eligible for a payment under Paragraph 5.

5. Layoff, Disability or Death

If during the term of this agreement, the Executive (i) becomes disabled, or (ii) dies, the Executive will be eligible for a pro rata retention payment under this agreement. The pro rata payment shall be calculated by multiplying the total potential payment ($400,000) by a fraction, the numerator being the number of months prior to disability or death, and the denominator being the total number of months of the term of agreement. The amount so calculated shall be reduced by any installment payment already made. For a layoff, payment will be made in full in addition to any severance payments otherwise due the Executive.

6. Retirement, Resignation or Termination for Cause

If the Executive retires, resigns or is discharged for cause during the term of this agreement, the Executive will not be eligible for any remaining payment under this agreement, and the agreement will be terminated immediately.

7. Termination of Agreement

This retention agreement will terminate on July 1, 2006.

8. No Contract of Employment

This agreement does not limit the ability of either the Executive or Lockheed Martin to terminate the employment relationship at will.

9. No Assignment

No benefit payable under this agreement may be assigned, transferred, pledged or otherwise encumbered or subjected to any legal process for the payment of any claim against the Executive.

Key Executive Retention Agreement

10. Governing Law

This agreement shall be governed in all respects by and in accordance with the laws of the State of Maryland without regard to its conflict of law provisions.

If you agree to all terms and provisions of this agreement, please indicate your acceptance by signing below.

Agreed to and accepted:	For Lockheed Martin:

/s/ Ralph D. Heath	/s/ Dain M. Hancock
Ralph D. Heath	Dain M. Hancock
Dated: 28 June 2003	Executive Vice President
Lockheed Martin Aeronautics Company

/s/ Terry F. Powell
Terry F. Powell
Sr. Vice President, Human Resources
Lockheed Martin Corporation